Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2007

SCHAUMBURG, Ill. – November 7, 2007 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel, today reported financial and operational results for its third quarter of 2007 ended September 30. This information supplements the subscriber activity results the Company previously announced on October 26, 2007.

Highlights for the Quarter ended September 30, 2007:

•                  Total revenues of $142.1 million, compared to $126.6 million in the prior year quarter ended September 30, 2006.

•                  Net loss of $2.4 million, or $0.14 per share, compared to a net loss of $6.7 million, or $0.40 per share, in the prior year quarter.

•                  Adjusted EBITDA of $26.4 million, compared to $21.6 million in the prior year quarter. Included in Adjusted EBITDA for the third quarter is approximately $0.4 million in Sprint Nextel litigation expenses and a $1.2 million intangible asset impairment charge related to the Company’s FCC license in Southern Ohio. Included in Adjusted EBITDA for the prior year quarter is approximately $0.7 million in Sprint Nextel litigation expenses.

•                  Capital expenditures of $5.6 million, compared to $8.2 million for the prior year quarter.

•                  As previously announced on October 26, 2007:

•                  Gross additions of approximately 68,400, compared to 61,200 for the prior year quarter.

•                  Net additions of approximately 10,100, compared to 16,800 for the prior year quarter.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.8%, compared to 2.5% for the prior year quarter.

•                  Ending subscribers of approximately 622,100, compared to 534,300 for the prior year quarter.

“Overall, we were pleased with our financial results for the quarter,” remarked Timothy M. Yager, President and CEO of iPCS. “These strong results reflect record revenue, leverage in our operating model and seasonal improvements in our roaming margins. As we look into 2008, we will continue to actively manage and selectively increase our subscriber base, with a focus on achieving a stable or increasing ARPU, while managing our expenses as we strive to increase our overall operating margins.”

“In light of our third quarter subscriber metrics and the current trends in our business, we expect that gross additions for the full year 2007 will be at the low end of the guidance range we announced on August 1, 2007 and that Adjusted EBITDA for 2007 will be at or above the high end of our previously announced guidance. We also expect that full year capital expenditures for 2007 will be at or below the low end of our previously announced guidance. Despite higher than expected 2007 Adjusted EBITDA and the uncertainty of our 2008 roaming rates and trends, we continue to believe we will have strong Adjusted EBITDA growth in 2008, exceeding 20%. We plan to provide formal 2008 Adjusted EBITDA guidance early next year when we report our full year 2007 results. While the wireless industry remains extremely competitive and our relationship with Sprint continues to present operational challenges, we are excited about the opportunities for the Company in 2008,” concluded Yager.

Conference Call to be held today, November 7th, at 5:00 p.m ET (4:00 p.m CT)

iPCS has scheduled a conference call for today, November 7th, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss its financial and subscriber results for the quarter ended September 30, 2007. To listen to the call, dial 1-800-632-2975 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.” Those calling in from international locations should dial 1-973-935-8755. A replay of the call will be available beginning at 8:00 p.m. Eastern Time on November 7, 2007. To access the replay, dial 1-877-519-4471 using a pass code of 9394212. To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on November 14, 2007.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of September 30, 2007, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.9 million residents, and iPCS had approximately 622,100 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes. These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•        Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment, stock-based compensation expense and debt extinguishment costs. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•      ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•      CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense. These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•      CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory. These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenues associated with transactions with new subscribers and selling and marketing expenses, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•      Churn is a measure of the average monthly rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of those who deactivated within 30 days of activation and excluding transfers out of our territory) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•        Licensed Pops represents the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•        Covered Pops represents the number of residents covered by our portion of the wireless network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint PCS Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) the outcome of iPCS’s arbitration with Sprint regarding the CCPU rate that Sprint charges iPCS for certain back-office services; (9) changes in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint as well as further changes in the reciprocal roaming rate between iPCS and Sprint; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (14) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the year ended December 31, 2006, as updated in Item 1A of Part II of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands except share and per share amounts)

	September 30,	December 31,
	2007	2006

Assets
Current Assets:

Cash and cash equivalents	$71,774	$120,499
Accounts receivable, net	30,364	29,700
Receivable from Sprint	44,247	40,724
Inventories, net	4,014	4,291
Assets held for sale	1,187	—
Prepaid expenses	6,455	7,468
Other current assets	281	272
Total current assets	158,322	202,954
Property and equipment, net	129,856	139,641
Financing costs	7,982	7,724
Customer activation costs	4,695	3,252
Intangible assets, net	107,371	131,353
Goodwill	141,783	141,783
Other assets	361	364
Total assets	$550,370	$627,071

Liabilities and Stockholders’ Equity (Deficiency)
Current Liabilities:

Accounts payable	$5,173	$7,387
Accrued expenses	14,389	14,340
Payable to Sprint	52,130	58,196
Deferred revenue	11,088	11,065
Accrued interest	6,355	9,758
Current maturities of long-term debt and capital lease obligations	190	24
Total current liabilities	89,325	100,770
Customer activation fee revenue	4,695	3,252
Interest rate swap	6,062	—
Other long-term liabilities	7,351	6,819
Long-term debt and capital lease obligations, excluding current maturities	475,445	302,045
Total liabilities	582,878	412,886
Commitments and contingencies

Stockholders’ Equity (Deficiency):

Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,067,208 and 16,774,060 shares issued and outstanding, respectively	171	168
Additional paid-in-capital	158,713	334,156
Accumulated deficiency	(185,330)	(120,139)
Accumulated other comprehensive loss	(6,062)	—
Total stockholders’ equity (deficiency)	(32,508)	214,185
Total liabilities and stockholders’ equity (deficiency)	$550,370	$627,071

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Revenues:
Service revenue	$92,129	$79,300	$267,074	$232,021
Roaming revenue	46,287	43,728	119,284	116,888
Equipment and other	3,661	3,578	9,805	10,556
Total revenues	142,077	126,606	396,163	359,465
Operating Expenses:
Cost of service and roaming (exclusive of depreciation and amortization, as shown separately below)	(79,534)	(72,916)	(231,688)	(206,567)
Cost of equipment	(12,880)	(10,893)	(38,829)	(30,290)
Selling and marketing	(17,785)	(17,262)	(57,467)	(51,366)
General and administrative	(5,678)	(4,352)	(21,275)	(17,220)
Depreciation	(10,775)	(11,705)	(34,644)	(39,032)
Amortization of intangible assets	(7,594)	(9,490)	(22,782)	(28,468)
Impairment of intangible asset	(1,200)	—	(1,200)	—
Loss on disposal of property and equipment, net	(65)	(97)	(130)	(510)
Total operating expenses	(135,511)	(126,715)	(408,015)	(373,453)
Operating income (loss)	6,566	(109)	(11,852)	(13,988)
Interest income	886	1,415	3,984	3,883
Interest expense	(9,853)	(8,026)	(26,951)	(24,043)
Debt extinguishment costs	—	—	(30,501)	—
Other income (loss), net	(3)	37	129	91
Loss before benefit from income taxes	(2,404)	(6,683)	(65,191)	(34,057)
Benefit from income taxes	—	—	—	—
Net loss	$(2,404)	$(6,683)	$(65,191)	$(34,057)

Basic and diluted loss per share of common stock	$(0.14)	$(0.40)	$(3.84)	$(2.04)

Weighted average common shares outstanding	17,038,040	16,704,673	16,969,488	16,697,860

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Net loss	$(2,404)	$(6,683)	$(65,191)	$(34,057)
Net interest expense	8,967	6,611	22,967	20,160
Debt extinguishment costs	—	—	30,501	—
Depreciation and amortization	18,369	21,195	57,426	67,500
Stock-based compensation expense	1,400	394	8,130	1,712
Loss on disposal of property and equipment	65	97	130	510
Adjusted EBITDA	$26,397	$21,614	53,963	55,825

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006

Subscribers
Gross Additions	68,400	67,700	61,200
Net Additions	10,100	21,000	16,800
Total Subscribers	622,100	612,000	534,300
Churn, Net	2.8%	2.2%	2.5%

Average Revenue Per User, Monthly
Including Roaming	$75	$72	$78
Without Roaming	$50	$50	$50

Cash Cost Per User, Monthly
Including Roaming	$47	$48	$50
Without Roaming	$33	$34	$32

Cost Per Gross Addition	$358	$364	$362

Licensed Pops (Millions)	15.0	15.0	15.0
Covered Pops (Millions)	11.9	11.9	11.4
Cell Sites	1,674	1,656	1,558

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006

ARPU
Service revenue	$92,129	$89,924	$79,300
Roaming revenue	46,287	40,036	43,728
Total service revenue	$138,416	$129,960	$123,028
Average subscribers	616,889	601,868	525,966
Average revenue per user including roaming, monthly	$75	$72	$78
Average revenue per user without roaming, monthly	$50	$50	$50

CCPU
Cost of service and roaming	$79,534	$78,739	$72,916
plus: General and administrative expenses	5,678	8,670	4,352
less: Stock-based compensation expense	(1,201)	(4,167)	(323)
less: Retail equipment upgrade revenue	(523)	(449)	(725)
plus: Retail equipment cost of upgrades	2,861	3,802	3,086
Total cash costs including roaming	$86,349	$86,595	$79,306
less: Roaming expense	(24,911)	(25,731)	(28,177)
Total cash costs without roaming	$61,438	$60,864	$51,129
Average subscribers	616,889	601,868	525,966
Cash cost per user, monthly	$47	$48	$50
Cash cost per user without roaming, monthly	$33	$34	$32

CPGA
Selling and marketing	$17,785	$19,108	$17,262
less: Stock-based compensation expense	(199)	(650)	(71)
less: Equipment revenue, net of upgrade revenue	(3,124)	(2,809)	(2,838)
plus: Cost of equipment, net of cost of upgrades	10,019	8,968	7,807
Total costs of acquisition	$24,481	$24,617	$22,160
Gross adds	68,408	67,688	61,173
Cost per gross add	$358	$364	$362